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We consent to the use in this Registration Statement of The Arielle Corp. On
Form SB-2 of our Report of Independent Auditors dated May 18, 1998 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


AHEARN, JASCO + COMPANY, P.A.

AHEARN, JASCO + COMPANY, P.A.


Pompano Beach, Florida
June 22, 1998